Exhibit 10.4

Annual Procurement Agreement

No.:

Venue:

Party A: Hangzhou Shanyou Medical Equipment Co., Ltd.

Address: No. 138, Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City.

Tel.:	E-mail:

Party B:

Address:

Tel.:	E-mail:

After full consultation, Party A and Party B agree to enter into the following agreement regarding the purchase of _________by Party A from Party B for mutual compliance.

I. Duration of Contract:___________________

II. Ordering Instructions

This Agreement is an annual framework agreement between Party A and Party B. During the current year, Party A can purchase products from Party B by phone, SMS, WeChat, fax, email and other means. The purchase price shall be based on the market price of products of Party B in the same period, and the purchase quantity shall be based on Party A’s specific order.

III. Delivery Time

Party B must deliver the goods to Party A on time in accordance with the agreed arrival date; in case of special circumstances, it will be solved by the consultation between Party A and Party B. Party B shall bear all the losses caused to Party A due to delayed delivery.

IV. Payment for Goods

Party B will complete the delivery of goods and issue invoices in time, and Party A will pay as agreed upon receipt of goods and invoices.

V. Packaging, Transportation and Delivery

1. Party B is responsible for the packaging of the products and bears the related packaging costs.

2. Party B is responsible for the transportation of the products and bears the related transportation costs.

3. Party A’s designated place of receipt is

VI. Quality Standard and Acceptance

1. The quality and acceptance standards of Party B’s products are as follows:

2. The goods provided by Party B shall comply with Party A’s procurement requirements, as well as with national and industry standards.

VII. Liability for Breach of Contract

1. If Party B’s delivery is more than 7 days later than the delivery time, Party A has the right to unilaterally cancel this Contract. Party B shall fully refund the amount already paid by Party A.

2. If Party B’s goods have quality problems, Party B shall unconditionally return the goods, and at the same time, Party B shall refund the amount already paid by Party A. In addition, if Party A suffers economic losses, Party B shall compensate Party A for all economic losses.

3. If Party A fails to pay for the goods in accordance with the contract for more than 15 days due to Party A’s own reasons, Party B shall have the right to demand Party A to pay for the goods immediately.

VIII. Dispute Jurisdiction

Any dispute arising from the performance of the contract shall be settled by both parties through negotiation. If the negotiation fails, both parties have the right to file a lawsuit with the people’s court where the contract was signed.

IX. Notice Terms

1. Both Party A and Party B acknowledge that the addresses and contact information of both parties stated in this Contract shall be their respective addresses for delivery. Notices of the performance of this Contract and related matters, if sent in writing by both parties, shall be sent to the other party at this address. If sent by express or registered mail, the fourth day from the date of sending shall be regarded as the date of service on the other party. If the notice is sent in the form of e-mail, the second day from the date of sending shall be regarded as the date of service on the other party.

2. Within the duration of the contract, either party shall promptly notify the other party of any change in contact information, otherwise all adverse consequences arising therefrom shall be borne by oneself.

X. Other Terms

1. This Contract shall come into effect upon signature by both parties.

2. To facilitate the transaction, if the parties sign this Contract by fax, WeChat, SMS, email, etc., it will have the same legal effect.

3. The parties may sign a supplementary agreement by consensus on any matters not covered by this Contract.

4. This Contract is made in duplicate; each party holds one copy with equal legal effect.

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Party A: (seal)	Party B: (seal)

MM/DD/YY	MM/DD/YY